Exhibit 99.1

The undersigned hereby agree jointly to prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned’s ownership of securities of Transdel Pharmaceuticals, Inc. and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.

THE ABRAMS FAMILY TRUST
Dated: February 14, 2008

	By:	/s/ Jeffrey J. Abrams, M.D.
Jeffrey J. Abrams, M.D.
Trustee

Dated: February 14, 2008
/s/ Jeffrey J. Abrams, M.D.
Jeffrey J. Abrams, M.D.